UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Motorola Solutions, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

MOTOROLA SOLUTIONS, INC. 500 WEST MONROE STREET CHICAGO, IL 60661 D97796-P87707

You invested in MOTOROLA SOLUTIONS, INC. and it’s time to vote!

You have the right to vote on proposals being presented at the Virtual Annual Meeting. This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on May 16, 2023.

Get informed before you vote

We encourage you to access and view all of the important information contained in the proxy materials before voting. View the Notice and Proxy Statement and Annual Report online by visiting www.ProxyVote.com and entering the control number (located below) OR you can receive a free paper or e-mail copy of the proxy materials by requesting prior to May 2, 2023. If you would like to request a copy of the proxy materials, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. You will not receive a paper or e-mail copy of the proxy materials unless you request one.

Smartphone users	Attend, Participate and Vote Virtually at the Meeting* May 16, 2023 9:30 AM Central Time
Point your camera here and
vote without entering a
control number

Virtually at:

www.virtualshareholdermeeting.com/MSI2023

Vote by Mail or Telephone by requesting a paper copy of the proxy materials, which will include a proxy card. The proxy card will contain instructions for voting by mail and telephone.

    *Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials at www.ProxyVote.com for any special requirements for meeting attendance.

V1.1

  Vote at www.ProxyVote.com

  THIS IS NOT A VOTABLE BALLOT

You cannot use this notice to vote these shares. This is only an overview of the proposals being presented at the upcoming

virtual shareholder meeting. Please follow the instructions on the reverse side to vote on these important matters.

Voting Items		Board Recommends

1.	Election of Eight Director Nominees for a One-Year Term

	1a. Gregory Q. Brown	For

	1b. Kenneth D. Denman	For

	1c. Egon P. Durban	For

	1d. Ayanna M. Howard	For

	1e. Clayton M. Jones	For

	1f. Judy C. Lewent	For

	1g. Gregory K. Mondre	For

	1h. Joseph M. Tucci	For

2.	Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for 2023.	For

3.	Advisory Approval of the Company’s Executive Compensation.	For

4.	Advisory Approval of the Frequency of the Advisory Vote to Approve the Company’s Executive Compensation.	Year

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”.

D97797-P87707